Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2024, relating to the consolidated financial statements of Steelcase Inc. and Subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended February 23, 2024.
/s/ Deloitte & Touche LLP
Grand Rapids, Michigan
July 12, 2024